EXHIBIT 99.2

ALLMERICA FINANCIAL CORPORATION DECLARES ANNUAL DIVIDEND


WORCESTER, Mass., October 18, 2005 - The Board of Directors of Allmerica Financial Corporation (NYSE: AFC) today declared an annual dividend of 25 cents ($.25) per share on the issued and outstanding common stock of the company, payable December 12, 2005, to shareholders of record at the close of business November 28, 2005.

"I am pleased to announce the resumption of a dividend for Allmerica Financial Corporation," said Frederick H. Eppinger, President and Chief Executive Officer of Allmerica Financial Corporation. "This demonstrates the confidence we have in our ability to deliver solid and improving financial results each year, while further strengthening our financial position."


Allmerica is the holding company for a diversified group of insurance companies headquartered in Worcester, Mass.




CONTACTS:                  Investors:                Media:
                           Sujata Mutalik            Michael F. Buckley
                           (508) 855-3457            (508) 855-3099
                           smutalik@allmerica.com    mibuckley@allmerica.com